                                                                    Exhibit 4.4

                                             This document constitutes part of a
                                             prospectus covering securities that
                                             have been registered under the
                                             securities Act of 1933.


                       INFINITY BROADCASTING CORPORATION
                               STOCK OPTION PLAN
                (formerly the Infinity Broadcasting Corporation
                        Key Employee Stock Option Plan)
                -----------------------------------------------

     1. PURPOSE.

     This plan, which was formerly known as the Infinity Broadcasting Corporation Key Employee Stock Option Plan and shall be known as the Infinity Broadcasting Corporation Stock Option Plan (the "Plan"), is intended to promote the interests of Infinity Broadcasting Corporation (the "Company") and its shareholders by encouraging long-term growth of the Company's earnings by offering to those key employees and non-employee directors of the Company and its subsidiaries who have been or will be largely responsible for such growth the opportunity to acquire equity interests or increase their equity interests in the Company, thereby aligning their interests more closely with the interests of stockholders, and by encouraging key employees and non-employee directors to remain in the service of the Company and its subsidiaries and providing a basis for attracting able employees and non-employee directors in the future.

     2. SHARES SUBJECT TO THE PLAN.

     (a) SHARES. Subject to adjustment as provided in Section 9, the aggregate number of shares of the Class A Common Stock of the Company ("Class A Shares") to be delivered upon exercise of all options granted under the Plan shall be 1,776,233, and the aggregate number of shares of the Class B Common Stock of the Company ("Class B Shares" and together with Class A Shares, "Shares") to be delivered upon exercise of all options granted under the Plan shall be 125,000. Such Shares may be authorized but unissued Shares or treasury Shares. In the event the number of Shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever, or in the event any option granted under the Plan can no longer under any circumstances be exercised, the number of Shares no longer subject to such option shall thereupon be released from such option and shall thereafter be available to be re-optioned under the Plan. All Shares issued pursuant to the exercise of options granted under the Plan shall be fully paid and non-assessable.

     (b) RIGHT OF FIRST REFUSAL. All Shares issued pursuant to the exercise of options granted under the Plan shall be subject to a right of first refusal by the Company at a value determined in good faith by the Board of Directors of the Company (the "Board") in its sole discretion, which value shall in no case be less than the par value of such Shares, unless at such time the Company shall be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. A holder of Shares who receives a bona fide offer shall, within 30 days thereof, notify the Company of such offer and the proposed date of sale. The Company shall exercise its right of first refusal by (i) notifying the holder of such Shares, within 30 days of its receipt of such notice, of its intention to purchase all, but not less than all, of the Shares subject to the bona fide offer and (ii) tendering full payment for such Shares. Once the Company has tendered payment with respect to any such Shares, the Optionee's sole right with respect to such Shares shall be the right to the payment so tendered. The Board's determination of the amount to be paid to the Optionee shall be binding.

     (c) RIGHT TO REPURCHASE SHARES. All Shares issued pursuant to this Plan shall be subject to the right of the Company to repurchase such Shares at a value determined in good faith by the Board in its sole discretion, upon the termination of employment (including the termination of all service as a director of the Company, its parents and subsidiaries, in the case of an Optionee who is a director of any such entity but is not an employee of any such entity) of the Optionee with respect to whom such Shares were issued unless, at the time of such termination of employment, the Company shall be subject to the informational requirements of the Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Company shall exercise such right by (i) notifying the optionee within thirty days of the date of his termination of its intention to repurchase all, but not less than all, of its Shares issued to such Optionee pursuant to the Plan and (ii) tendering full payment for the

Shares. Once the Company has tendered payment with respect to any such Shares, an Optionee's sole right with respect to such Shares shall be the right to the payment so tendered. The Board's determination of the amount to be paid to the Optionee shall be binding. The Company is not, however, obligated to purchase any Shares under the Plan.

     3. EFFECTIVE DATE, AMENDMENTS.

     (a) The Plan was adopted on October 27, 1988 and became effective ("Effective Date") on October 27, 1988, upon approval by the holders of a majority of all the outstanding Shares of voting stock on the Company entitled to vote thereon.

     (b) AMENDMENT DATE. The Plan was amended on September 10, 1990, effective as of the same date (the "Amendment Date"), upon approval of the holders of a majority of all of the outstanding Shares of voting stock of the Company entitled to vote thereon. The Plan was amended and restated effective February 4, 1992, upon the approval of the holders of a majority of all outstanding shares of voting stock of the Company entitled to vote thereon, and was further amended effective as of August 18, 1992, upon the approval of the Company's stockholders in accordance with Rule 16b-3 under the Exchange Act.

     (c) The Plan was amended, restated and renamed, effective as of July 26, 1993, the date on which the Company's stockholders approved the amendments to Sections 1, 5 and 7 reflected herein in accordance with Rule 16b-3 under the Exchange Act, except that the amendments reflected herein to Section 4 of the Plan became effective as of February 4, 1992.

     (d) The Plan was further amended, effective as of August 16, 1993, to reflect the Company's three-for-two stock split in the form of a 50% stock dividend.

     4. ADMINISTRATION.

     (a) THE ADMINISTRATOR. The term "Administrator" as used herein shall mean a committee appointed by the Board and consisting of two or more members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

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

     (b) AUTHORITY. Subject to the provisions of the Plan, the Administrator shall interpret the Plan and the options granted under the plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option, in the manner and to the extent the Administrator deems desirable to carry the Plan or option into effect. The Administrator may, with the consent of the person or persons entitled to exercise any outstanding option, amend such option consistent with the provisions of the Plan. In granting options pursuant to Section 5 hereof to persons other than the Chief Executive Officer of the Company (the "CEO"), the Administrator may consider recommendations by the CEO in addition to the other factors set forth in Section 5.

     (c) PROCEDURE. All determinations of the Administrator shall be made by not less than a majority of its members at a meeting at which a quorum is present. A majority of the entire Administrator shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Administrator may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Administrator and filed with the minutes of proceedings of the Administrator. No member of the Administrator shall be liable, in the absence of bad faith, for any act or omission with respect to his services. Without limiting the generality of the foregoing, no member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or to any option granted thereunder.

     5. GRANTING OF OPTIONS.

     (a) ELIGIBILITY, GRANT OF OPTIONS AND SELECTION OF OPTIONEES. The Administrator shall have authority within ten years of the Effective Date of the Plan, to grant to such key employees (including officers and directors who are employees) and non-employee directors of the Company and its present and future subsidiaries as may be selected by it ("Optionees"), options to purchase Shares. The Administrator shall have the further authority within ten years after the Amendment Date to grant to Optionees options to purchase Shares. All options granted hereunder shall be granted on the terms and conditions hereinafter set forth. In selecting Optionees, and in determining the number of Shares to be covered by each option, the Administrator may consider the office or position held by the Optionee, the Optionee's degree of responsibility for and contributions to the growth and success of the Company, the Optionee's potential or any other performance factors which it may consider relevant. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company, in the form and as directed from time to time by the Administrator.

     (b) TIME OF GRANTING OPTION. Noting contained in the Plan or any resolutions adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any option hereunder. Options shall be granted only by action of or pursuant to the authority of the Administrator; provided, however, that no participant shall have any rights with respect to such grant unless and until he or she shall have executed and delivered an option agreement in form and substance satisfactory to the Administrator.

     6. OPTION PRICE.

     MINIMUM OPTION PRICE. The option price per share of the Common Stock underlying each option shall be fixed by the Administrator.

     7. TERMS AND CONDITIONS OF OPTIONS.

     Options granted under the Plan shall be in such form as the Administrator may from time to time approve, subject to the following terms and conditions, and may contain such additional terms and conditions (which terms and conditions need not be the same in each case), including restrictions against competition be the Optionee, not inconsistent with the Plan, as the Administrator shall deem desirable:

     (a) OPTION PERIOD AND CONDITIONS AND LIMITATIONS ON EXERCISE. The options shall be exercised in full or in installments at such time or times as the Administrator, in its sole discretion, may determine. The right to purchase shall be cumulative so that if the full number of the Shares purchasable in any period shall not be purchased, the balance may be purchased at any time from time to time thereafter prior to the expiration of the option term as established by the Administrator. No stock option shall be exercisable with respect to any of the Shares subject to the option later than ten years from the date of grant. The date on which an option ultimately becomes unexercisable is hereinafter referred to as the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each option shall be exercisable at such time or times and subject to such conditions as are set forth in the option.

     (b) TERMINATION OF EMPLOYMENT, DISABILITY AND DEATH. For purposes of the Plan and each option granted under the Plan, an Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever employed by the Company or any parent or subsidiary of the Company (or, in the case of a non-employee director, at the close of business on the day preceding the first date on which he no longer serves as a director of the Company or of any of its parents or subsidiaries). Unless otherwise provided in an applicable option agreement, if an Optionee's employment is terminated for any reason whatsoever the right to exercise said option shall terminate:

          (1) At the expiration of thirty days after the Optionee's employment is terminated;

          (2) At the expiration of three months after the Optionee ceases to receive wages through the Company's or a subsidiary's payroll because of disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). The determination of the Administrator on any question involving disability shall be conclusive and binding; or

          (3) At the expiration of three months after the Optionee's death if the Optionee's employment is terminated by reason of death or if the Optionee had a right to exercise an option on the date of death pursuant to
     Section 7(b)(1) or (2); and prior to such date such option may be exercised by the estate or by the person or persons who acquire the right to exercise such option by bequest or inheritance with respect to any or all of the Shares remaining subject to such option at the time of the Optionee's death.

     An option exercised after cessation of employment by an Optionee for any reason may, subject to adjustment as provided in Section 9, be exercised only with respect to the number of Shares which the Optionee could have acquired by an exercise of the option immediately prior to the cessation of such employment. In no event may an option be exercised after its Option Expiration Date. The Administrator may adopt, amend or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of the Company or any subsidiary with respect to any Optionee.

     (c) OPTIONS NOT TRANSFERABLE. An option shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (or the rules thereunder), and during the lifetime of the Optionee shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option other then as permitted in the preceding sentence, shall give no right to the purported transferee.

     (d) LEGAL LIMITATIONS. Notwithstanding any provision of the Plan or the terms of any option issued pursuant to the Plan, the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Administrator, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange.


     8. EXERCISE AND PAYMENT.

     (a) EXERCISE. In order to exercise an option under the Plan, the person or persons entitled to exercise it shall deliver to the Company written notice of the number of full Shares with respect to which such option is to be exercised accompanied by payment in full for the Shares being purchased plus, in the case of a nonqualified option, any required withholding tax. No fractional Shares will be issued. The payment of the option exercise price shall be in cash.
The withholding tax shall be paid in cash or through a payroll deduction no later than the next payroll cycle.

     (b) AWARD OF CASH OR SHARES IN LIEU OF EXERCISE. An Option Agreement may provide that, in lieu of accepting payment of the option price and delivering any or all Shares as to which an option has been exercised, the Administrator, in its sole discretion, may elect to pay the holder of such option an amount in cash or Shares, or a combination of cash and Shares, equal to the amount by which the fair market value on the date of exercise of the Shares as to which such option has been exercised exceeds the purchase price that would otherwise be payable by the holder of such option to acquire such Shares.

     (c) RIGHTS AS A STOCKHOLDER. The person or persons entitled to exercise, or who have exercised, an option shall not be entitled to any rights as a stockholder of the Company with respect to any Shares subject to the option until such person or persons shall have become the holder of record of such Shares.

     9. ADJUSTMENT OF SHARES.

     (a) In the event that any time after the Effective Date of the Plan the outstanding Shares are changed into or exchanged for a different number or kind of Shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of Shares, the Administrator shall make an appropriate and equitable adjustment in the number and kind of Shares subject to outstanding options, or portions thereof then unexercised, and the number of Shares subject to the Plan, to the end that after such event the Shares subject to the Plan and the Optionee's right to a proportionate interest in the Company shall be maintained as before the occurrence of such event. Such adjustment in an outstanding option shall be made without change in the total price applicable to the option or the unexercised portion of the option (except for any change in the total price resulting from rounding-off Share quantities or prices) and with any necessary corresponding adjustment in option price per Share. Any such adjustment made by the Administrator shall be final and binding upon all Optionees, the Company and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The Administrator, in its sole discretion, may at any time make or provide for such adjustments to the Plan or any option granted thereunder as it shall deem appropriate to prevent the reduction or enlargement or rights, including adjustments in the event of changes in the outstanding Class A Common Stock or Class B Common Stock by reason of mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like in which the Company is not the sole surviving successor to the assets or business of the Company immediately prior thereto.

In the event of any offer to holders of Class A Common Stock or Class B Common Stock generally relating to the acquisition of their shares, the Administrator may make such adjustments as it deems equitable in respect of outstanding options. Any such determination of the Administrator pursuant to this Section shall be conclusive.

     (b) In the event of a merger or consolidation of the Company or the acquisition of all or substantially all of the outstanding common stock of the Company resulting in the exchange or payment of other consideration for Shares, each option authorized or awarded under this Plan shall be deemed to represent the right to receive, upon fulfillment of the terms and conditions of this Plan and an applicable award agreement, the consideration the holder or recipient of such option would have received had the option been an outstanding Share immediately prior to the consummation of such transaction.

     10. LIMITATIONS.

     (a) AUTHORITY LIMITED TO ADMINISTRATOR. No person shall at any time have any right to receive an option hereunder and no person shall have authority to enter into an agreement for the granting of an option or to make any representation or warranty with respect thereto, except as granted by the Administrator, as provided in the Plan. Optionees shall have no right in respect to their options except as set forth in the Plan.

     (b) NO RIGHT TO EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor the action taken by it or by the Administrator under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any subsidiary or as giving to any person the right to be retained as a director of the Company or any subsidiary. No provision of the Plan will supersede any terms of any employment agreements that an Optionee may have with the Company.

     11. AMENDMENTS AND TERMINATION.

     The Board may terminate, alter, suspend, modify or amend the Plan in such respects as it shall deem advisable. Except as otherwise provided in Section 9, no action of the Board may, without the approval of security holders in the manner required by subsection (b) of Rule 16b-3, (i) increase materially the aggregate number of Shares as to which options may be granted or which may be issued under the Plan, (ii) reduce the minimum option price, (iii) extend the period within which options may be exercised, (iv) extend the period during which options may be granted, (v) increase materially the benefits accruing to participants under the Plan, or (vi) modify materially the requirements as to eligibility for participation in the Plan. No termination, alteration, suspension, modification or amendment of the Plan may, without the consent of the Optionee to whom any option shall theretofore have been granted, adversely affect the rights of such Optionee under any such option then outstanding.

     12. USE OF CERTAIN TERMS.

     The terms "parent" and "subsidiary" shall have the meanings ascribed to them in Section 424 of the Code and unless the context otherwise requires, the other terms used in the Plan which correspond to like terms defined in Sections 421 through 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

                               AMENDMENTS TO THE
                       INFINITY BROADCASTING CORPORATION
                               STOCK OPTION PLAN
                       ---------------------------------

     The Plan is amended in the manner set forth below:

     i. Section 2(a) of the Plan is amended to reflect the Company's three-for-two stock split in the form of a stock dividend, effective May 19, 1995, so that the first sentence thereof reads in its entirety as follows:

     "Subject to adjustment as provided in Section 9, the aggregate number of shares of the Class A Common Stock of the Company ("Class A Shares") to be delivered upon exercise of all options granted under the Plan shall be 6,996,525 and the aggregate number of shares of the Class B Common Stock of the Company ("Class B Shares" and together with Class A Shares, "Shares") to be delivered upon exercise of all options granted under the Plan shall be 1,181,250."

Section 2(a) is further amended to delete the last sentence thereof.

     ii. Section 7(c) of the Plan is deleted in its entirety and a new Section 7(c) is added in lieu thereof, to read as follows:

     "(c) NONTRANSFERABILITY OF AWARDS. An option shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (or the rules thereunder), or to a Permitted Transferee; provided that no otherwise permitted transfer shall be effective unless the deceased Optionee's beneficiary or the representative of his estate or the Permitted Transferee acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan and the Option Agreement covering such Options as if such beneficiary or estate were the Optionee. All rights with respect to Options granted to an Optionee under the Plan shall be exercisable during his lifetime by such optionee (or, if applicable, a Permitted Transferee). Following an Optionee's death, all rights with respect to Options that were exercisable at the time of such Optionee's death and have not terminated shall be exercised by his designated beneficiary or estate (or, if applicable, a Permitted Transferee). As used in this Section 7(c), a Permitted Transferee shall be a member of the Optionee's family or a trust or similar vehicle for the benefit of such family members to whom or to which the Administrator shall permit (on such terms and conditions as it shall establish) an Option to be transferred."

     iii. This Amendment made by paragraph 1 hereof shall be effective as of May 19, 1995, and the amendment made by paragraph 2 hereby shall be effective as of June 15, 1995.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment as of June 15, 1995.


                                      INFINITY BROADCASTING CORPORATION

                                      By: /s/ FARID SULEMAN
                                          ----------------------------
                                          Name: Farid Suleman
                                          Title: VP of Finance

                                AMENDMENT TO THE
                       INFINITY BROADCASTING CORPORATION
                               STOCK OPTION PLAN
                       ---------------------------------

     The Infinity Broadcasting Corporation Stock Option Plan (the "Plan"), as amended and restated as of August 16, 1993, and amended as of November 19, 1993, is further amended as follows, effective as of the date on which the following amendment to Section 2 of the Plan, and the material terms of the following amendment to Section 5 of the Plan, are approved by the Company's stockholders in accordance with the requirements of rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended, respectively:

     1. Subsection 2(a) of the Plan ("Shares") is amended so that the first clause of the first sentence thereof reads as follows:

     "Subject to adjustment as provided in Section 9 and to the last sentence of this Subsection,";

and is further amended by adding a new final sentence thereto, reading as follows:

     "Subject to adjustment as provided in Section 9, the aggregate number of Class A shares set forth in the first sentence of this subsection is hereby increased by 2,000,000, and the aggregate number of Class B Shares set forth in such sentence is hereby increased by 600,000."

     2. Section 3 of the Plan ("Effective Date; Amendments") is awarded to read in its entirety as follows:

     "The Plan was adopted in October 27, 1988 and became effective on that date upon approval by the holders of a majority of all outstanding Shares of voting stock of the Company entitled to vote thereon. The Plan was thereafter amended effective as of September 10, 1990, February 4, 1992, August 18, 1992, July 26, 1993, August 15, 1993 and November 19, 1993. The
     Plan is hereby amended, effective as of [June 13, 1994]."

     3. Section 4 of the Plan ("Administration") is amended, for purposes of clarity, so that the final sentence of subsection "(c)" thereof reads as follows:

     "Without limiting the generality of the foregoing or the scope of any applicable provision of the Company's Charter or By-Laws of any indemnification agreement, no member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder"

     4. Section 5 of the Plan ("Granting of Options") is amended to read in its entirety as follows:

         "(a) ELIGIBILITY, GRANT OF OPTIONS AND SELECTION OF OPTIONEES. The Administrator shall have authority, within ten years after September 10, 1990, to grant to such key employees (including officers and directors who are employees) and non-employee directors of the Company and its present and future subsidiaries as may be selected by it ("Optionees"), options to purchase Shares. All options granted hereunder shall be granted on the terms and conditions hereinafter set forth. In selecting Optionees, and in determining the number of Shares to be covered by each option, the Administrator may consider the office or position held by the Optionee, the Optionee's degree of responsibility for and contributions to the growth and success of the Company, the Optionee's potential or any other performance factors which it may consider relevant. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company, in the form and as directed from time to time by the Administrator.

     "(b) ANNUAL MAXIMUM NUMBER OF SHARES SUBJECT TO AWARD. The following provisions shall apply to option awards made in fiscal years of the Company beginning on or after January 1, 1994 (each, a "Plan Year"). In the first Plan Year in which an award is made to an Optionee, the Administrator may grant such Optionee Options for the purchase of up to 200,000 Shares. The maximum number of Shares as to which Options may be awarded to such Optionee in each succeeding Plan Year shall be (x) 200,000 plus (y) the excess, if any, of (1) the maximum award that could have been made to such Optionee in the most recent Plan Year in which such Optionee received an award hereunder over (2) the total number of Shares as to which options were awarded to such Optionee in such most recent Plan Year (including awards, if any, made under subsection 5(c)) (such excess being referred to as the "Additional Amount"). In no event shall any Optionee's Additional Amount exceed 300,000 Shares for any Plan Year.

     "(c) CERTAIN AWARDS. The Administrator shall have the authority, prior to the beginning of each Plan Year (or at such later time as may be permitted under Section 162(m)), to establish in writing an EBITDA target (the "EBITDA Target") for such Plan Year and to make an award of options for the purchase of up to 112,500 Shares to any Eligible optionee upon the Company's attainment of such EBITDA Target (or the attainment of a prorated portion of such target, as determined by the Administrator in the case of an award in respect of a period shorter than a Plan Year). the maximum number of Shares as to which options may be awarded pursuant to this subsection 5(c) shall be prorated in the event of an award in respect of a period shorter than a Plan Year. The per Share exercise price of any option awarded pursuant to this subsection 5(c) shall be 85% of the Fair Market Value of a Share as of the last day of the period for which the award is made. Any option granted pursuant to this Section 5(c) shall be immediately exercisable and shall expire ten years after the date of grant. For the purposes of the Plan: the term "EBITDA" means earnings of the Company and its consolidated subsidiaries before interest, taxes, depreciation and amortization, as reported in the Company's report on Form 10-K for the Plan Year or, if for a portion of a Plan Year, as approved by the Board based on the Company's books and records; the term "Eligible Optionee" means the Company's Chief Executive Officer and any other senior executive officer of the Company designated as an Eligible Optionee by the Board prior to the commencement of the applicable Plan Year (or, if later, prior to the commencement of such individual's service as a senior executive officer or such other time as may be specified under Section 162(m) of the Code (as defined below)); and the term "Fair Market Value" means, with respect to any Share, the closing price of a Class A Share (as reported on the NASDAQ National Market System) on the date as of which the determination is made, in the event no price is so reported, the fair market value of a Class A Share on such date, as determined in good faith by the Administrator.

         "(d) TIME OF GRANTING OPTION. Nothing contained in the Plan or any resolutions adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any option hereunder. Options shall be granted only by action of or pursuant to the authority of the Administrator; provided, however, that no participant shall have any rights with respect to such grant unless and until he or she shall have executed and delivered an option agreement in form and substance satisfactory to the Administrator."

     5. Subsection 10(b) of the Plan ("No Right to Employment") is amended by the addition of the following clause as the end of the final sentence thereof:

     "; provided that awards made pursuant to subsection 5(c) hereof shall be deemed for purposes of an applicable employment agreement to have been made pursuant thereto to the extent such agreement provides for such awards."

     6. The Plan is amended, for purposes of clarity, by the addition of a new section 13 thereto, reading in its entirety as follows:

     "13. GOVERNING LAW.

     The Plan shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law,"

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment instrument as of the 30th day of March, 1994.


                                     INFINITY BROADCASTING CORPORATION

                                     By /s/ FARID SULEMAN
                                        ---------------------------------
                                     Title: Vice President-Finance and
                                            Chief Financial Officer

                                AMENDMENT TO THE
                       INFINITY BROADCASTING CORPORATION
                               STOCK OPTION PLAN
                       ---------------------------------


     The Infinity Broadcasting Corporation Stock option Plan (the "Plan"), as amended and restated as of August 16, 1993, is hereby further amended as follows to reflect the Company's three-for-two stock split in the form of a stock dividend, effective as of November 19, 1993:

     Section 2(a) of the Plan ("Shares") is amended so that the first sentence thereof reads in its entirety as follows:

     "Subject to adjustment as provided in Section 9, the aggregate number of shares of the Class A Common Stock of the Company ("Class A Shares") to be delivered upon exercise of all options granted under the Plan shall be 2,664,350 and the aggregate number of shares of the Class B Common Stock of the Company ("Class B Shares" and, together with Class A Shares, "Shares") to be delivered upon exercise of all options granted under the Plan shall be 187,500."

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment instrument as of the 19th day of November, 1993.

                                   INFINITY BROADCASTING CORPORATION

                                   By  /s/ FARID SULEMAN
                                      --------------------------------
                                      Title: VP of Finance/CFO